EXHIBIT 16(a)
                    EXPLANATION OF TOTAL RETURN CALCULATION

                    EXPLANATION OF TOTAL RETURN CALCULATION

------------------------------------------------------------------------------------------------------------------------
                                                          -TEN YEAR-
------------------------------------------------------------------------------------------------------------------------
                                                Number of
                                     Initial     Shares                                                        Ending
                                       Net        Per        Share        Gross                 Recurring    Redemption
               Initial     Sales      Asset      Initial     Value      Redemption     Loss      Account       Value
Series         Payment     Charge*    Value      Payment    10/31/94      Value        (-)        Fees        10/31/94
Stock          $1,000      $47.50     $953       84.674      $2,968      $2,968         --        NONE         $2,968
Balanced        1,000       47.50      953       87.336       3,192       3,192         --        NONE          3,192
Convertible     1,000       47.50      953       59.102       2,775       2,775         --        NONE          2,775
Growth          1,000       47.50      953       73.746       3,490       3,490         --        NONE          3,490
High Yield      1,000       47.50      953      107.643       2,582       2,582         --        NONE          2,582

*Assumes initial sales load is deducted from the initial $1,000 payment.




TOTAL RETURN FORMULA:



                              (ERV/P)/N = 1


Stock         T = [(2,968/1,000)/10] - 1 = 11.49%

Balanced      T = [(3,192/1,000)/10] - 1 = 12.31%

Convertible   T = [(2,775/1,000)/10] - 1 = 10.75%

Growth        T = [(3,490/1,000)/10] - 1 = 13.32%

High Yield    T = [(2,582/1,000)/10] - 1 =  9.95%

Where:        P =  a hypothetical initial payment of $1,000 invested on
                   10/31/84.
              T =  average annual total return assuming reinvestment of
                   dividends, distributions and annual capital gains distributions.
              N =  number of years
            ERV =  ending redeemable value